UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2019

Commission file number 001-38265

nVent Electric plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1391970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

The Mille, 1000 Great West Road, 8th Floor (East), London, TW8 9DW, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number, including area code: 44-20-3966-0279

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NVT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2019, Stacy P. McMahan, the current Executive Vice President and Chief Financial Officer of nVent Electric plc (the “Company”), notified the Company of her intent to step down from such position effective November 1, 2019. In addition, on September 24, 2019, the Board of Directors of the Company (the “Board”) acted to elect Sara E. Zawoyski as Executive Vice President and Chief Financial Officer of the Company effective November 1, 2019.

Ms. Zawoyski, age 45, has served as the Senior Vice President Finance and Treasurer of the Company since 2018. Prior to that, she served in the following roles at Pentair plc and its predecessors: Chief Financial Officer, Electrical Segment from 2017 to 2018, Chief Financial Officer, Flow and Filtration Solutions from 2015 to 2017, Chief Financial Officer Flow Technologies from 2014 to 2015, Chief Financial Officer, Equipment Protection from 2012 to 2014, and Vice President Investor Relations from 2010 to 2012. Ms. Zawoyski also previously served as Vice President Investor Relations from 2005 to 2010 and Director Financial Reporting and Compliance from 2002 to 2005 at PepsiAmericas and was an Assurance Manager from 2000 to 2002 and Associate from 1996 to 2000 at PricewaterhouseCoopers LLP.

In connection with Ms. Zawoyski becoming Executive Vice President and Chief Financial Officer, the Compensation Committee of the Board of the Board of Directors of the Company (the “Committee”) approved a base salary for Ms. Zawoyski of $465,000 and an annual cash bonus target opportunity for Ms. Zawoyski of 70% of her base salary (prorated such the annual cash bonus target opportunity for the portion of 2019 prior to becoming Executive Vice President and Chief Financial Officer will be based on the previously approved target opportunity for 2019 of 50% of the then current annual base salary) based on the terms and performance goals previously established by the Committee for the Company’s other executive officers for 2019.

The Company entered into with Ms. Zawoyski a Key Executive Employment and Severance Agreement (the “KEESA”) effective November 1, 2019. The KEESA provides that Ms. Zawoyski could be entitled to certain severance or other benefits following a “change in control” (as defined in the KEESA) of the Company. If, following such a change in control, Ms. Zawoyski is involuntarily terminated, other than for disability or for “cause” (as defined in the KEESA), or if Ms. Zawoyski terminates her employment for conditions that constitute “good reason” (as defined in the KEESA), then she is entitled to certain severance payments. The benefits under the KEESA that could be triggered by a covered termination in connection with such a change in control include: (i) severance payable upon termination in an amount equal to 200% of annual base salary plus the greatest of Ms. Zawoyski’s target bonus for the year of termination, the actual bonus paid with respect to the year prior to the change in control, or the actual bonus paid in the year prior to the change in control; (ii) replacement coverage for Company-provided group medical, dental and life insurance policies for up to two years; (iii) the cost of an executive search agency not to exceed 10% of Ms. Zawoyski’s annual base salary; (iv) up to $15,000 in fees and expenses of consultants and legal or accounting advisors; and (v) all equity-based and cash incentive awards granted prior to the change in control will be subject to the terms of the incentive plan under which they were granted (including accelerated vesting, if provided for in the applicable plan), and all equity-based and cash incentive awards granted on or after the change in control will vest or be earned in full upon such termination. The KEESA also requires Ms. Zawoyski to devote her best efforts to the Company or its successor during the two-year period following the change in control, to maintain the confidentiality of the Company’s information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with the Company or its successor. The foregoing description of the KEESA is qualified in its entirety by reference to the full text of the KEESA, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company expects that nVent Management Company, a wholly-owned subsidiary of the Company (“NMC”), will enter into with Ms. McMahan a Separation and Release Agreement (the “McMahan Agreement”) pursuant to which Ms. McMahan’s employment with the Company will cease on November 1, 2019 (the “Separation Date”). Under the McMahan Agreement, NMC will agree to make separation payments to Ms. McMahan of $1,345,313, provided that Ms. McMahan is in compliance with her obligations under the McMahan Agreement, including the non-solicitation and non-competition covenants described below. The McMahan Agreement will also provide that NMC will continue to contribute its current cost-share (in the amount of $1,506 per month) towards Ms. McMahan’s COBRA premiums for the first 18 months following the Separation Date provided Ms. McMahan timely elects COBRA. Ms. McMahan will be eligible to receive a prorated cash bonus for 2019, subject to the terms and conditions of the nVent Management Incentive Plan, with any payment earned payable in March 2020. NMC will also will pay for outplacement services up to $10,000. In addition, NMC will agree to treat Ms. McMahan’s unvested equity awards as follows: restricted stock units will be treated as fully and immediately vested effective as of the Separation Date; performance share units will remain eligible for vesting following the end of the applicable performance period based upon the Company’s actual performance and actual achievement of performance goals; and stock options will remain outstanding and continue to vest according to the award’s original vesting schedule and be exercisable until the earlier of the expiration date of the award or the five year anniversary of the Separation Date. In exchange for the benefits above, Ms. McMahan will need to agree to release NMC and all of its affiliated entities and persons from all claims arising out of her employment or separation of employment. Ms. McMahan will also need to agree for a 24-month period after the Separation Date that she will not (i) provide services to any entity engaged in a business that is competitive with the Company and its affiliates, (ii) solicit or accept competitive business from any customer of the Company and its affiliates or (iii) solicit any employee of the Company and its affiliates. The foregoing description of the McMahan Agreement is qualified in its entirety by reference to the full text of the McMahan Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits: The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description
(10.1)	Key Executive Employment and Severance Agreement, between Sarah E. Zawoyski and nVent Electric plc, effective as of November 1, 2019 [Incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form 10 of nVent Electric plc filed with the Commission on January 31, 2018 (File No. 001-38265)].

(104)	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on September 30, 2019.

nVent Electric plc
Registrant

By:	/s/ Jon D. Lammers
Jon D. Lammers
Executive Vice President, General Counsel and Secretary